As filed with the Securities and Exchange Commission on July 19, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	91-1707622
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	IRS Employer Identification Number)

200 Connell Drive, Suite 1500
Berkeley Heights, NJ 07922
(908) 517-7330
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Spiro Rombotis
Chief Executive Officer
Cyclacel Pharmaceuticals, Inc.
200 Connell Drive, Suite 1500
Berkeley Heights, NJ 07922
(908) 517-7330
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Joel I. Papernik, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 666 Third Avenue New York, New York 10017 (212) 935-3000	Michael Nertney Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 (212) 370-1300

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☒  File No. 333-218305

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(d) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of  “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee
Class A Units consisting of:	$1,908,000	$221.14
(i) Shares of common stock, par value $0.001 per share	-	-
(ii) Warrants to purchase common stock	-	-
Class B Units consisting of:	$622,000	$72.09
(i) Shares of Series A Preferred Stock, par value $0.001 per share	-	-
(ii) Shares of common stock issuable on conversion of Series A Preferred Stock(3)	-	-
(iii) Warrants to purchase common stock	-	-
Common stock issuable upon exercise of warrants	$2,530,000	$293.23
Total	$5,060,000	$586.46

(1)Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)Includes the price of additional shares of common stock and warrants to purchase shares of common stock that the underwriters have the option to purchase to cover over-allotments, if any.

(3)No separate fee is required pursuant to Rule 457(i) under the Securities Act.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto and all information incorporated by reference therein, the Registration Statement on Form S-1 (Registration No. 333-218305), which was declared effective by the Commission on July 18, 2017, and is being filed solely for the purpose of registering an increase in the maximum aggregate offering price of $5,060,000. The required opinions and consents are listed on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Berkeley Heights, State of New Jersey, on July 19, 2017.

CYCLACEL PHARMACEUTICALS, INC.

By: /s/ Paul McBarron
Paul McBarron
Chief Operating Officer, Chief Financial Officer,
and Executive Vice President, Finance

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ Spiro Rombotis Spiro Rombotis	President & Chief Executive Officer (Principal Executive Officer) and Director	July 19, 2017

/s/ Paul McBarron Paul McBarron	Chief Operating Officer, Chief Financial Officer, and Executive Vice President, Finance (Principal Financial and Accounting Officer) and Director	July 19, 2017

* Dr. David U’Prichard	Chairman	July 19, 2017

* Dr. Christopher Henney	Vice Chairman	July 19, 2017

* Sir John Banham	Director	July 19, 2017

* Gregory Hradsky	Director	July 19, 2017

* Lloyd Sems	Director	July 19, 2017

* By: /s/ Paul McBarron Paul McBarron Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).
24.1	Power of Attorney (incorporated by reference to the signature page of the Registrant’s Registration Statement on Form S-1, filed with the SEC on May 26, 2017).

*Filed herewith.